UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 6, 2018

Date of Report (Date of earliest event reported)

CAI International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105

(Address of principal executive offices, including ZIP Code)

Registrant’s telephone number, including area code: (415) 788-0100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 6, 2018, CAI International, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC, as representative of several underwriters named on Schedule A thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell in an underwritten public offering up to 1,955,000 shares of the Company’s newly designated 8.50% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share and liquidation preference $25.00 per share (the “Series B Preferred Stock”), which number includes an option granted to the Underwriters to purchase up to an additional 255,000 shares of Series B Preferred Stock, at a price to the public of $25.00 per share of Series B Preferred Stock ($24.2125 per share of Series B Preferred Stock to the Company, net of underwriting discounts and commissions).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, and indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended. The securities are being issued pursuant to an effective shelf registration statement on Form S-3 (File No. 333-217915), which became effective on June 2, 2017. A prospectus supplement, dated August 6, 2018, relating to the offering of the Series B Preferred Stock has been filed with the Securities and Exchange Commission. The offering is expected to close on or about August 13, 2018, subject to the satisfaction of customary closing conditions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the document which is attached hereto as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The legal opinion of Perkins Coie LLP relating to the issuance and sale of the Series B Preferred Stock is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 3.03.	Material Modification to Rights of Security Holders.

The filing of the Certificate of Designations (as defined below) and the issuance of the Series B Preferred Stock affects the holders of the Company’s common stock to the extent provided for in the Certificate of Designations. The information included in Item 5.03 below, including the description of the Certificate of Designations, is incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 10, 2018, the Company filed a Certificate of Designations of Rights and Preferences (the “Certificate of Designations”) to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of the Series B Preferred Stock.

Dividends on the Series B Preferred Stock accrue daily and will be cumulative from, and including, the date of original issue and shall be payable quarterly on the 15th day of each January, April, July and October. The first dividend on the Series B Preferred Stock is scheduled to be paid on October 15, 2018 in the amount of $0.36597 per share to the persons who are the holders of record of the Series B Preferred Stock at the close of business on October 1, 2018. Dividends accrue at the Fixed Dividend Rate (as defined in the Certificate of Designations) at an annual rate of 8.50% of the $25.00 liquidation preference per annum from, and including, the date of original issuance to, but not including, August 15, 2023. On and after August 15, 2023, dividends on the Series B Preferred Stock shall accrue at an annual rate equal to the sum of (a) Three-Month LIBOR (as defined in the Certificate of Designations) as calculated on each applicable date and (b) 5.687% of the $25.00 liquidation preference per share of Series B Preferred Stock.

On and after August 15, 2023, the Company may, at its option, upon not less than thirty (30) days’ nor more than sixty (60) days’ written notice, redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share of Series B Preferred Stock, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. In addition, upon the occurrence of a Change of Control (as defined in the Certificate of Designations), subject to certain restrictions, the Company may, at its option, upon not less than thirty (30) days’ nor more than sixty (60) days’ written notice, redeem the Series B Preferred Stock, in whole or in part, within one hundred twenty (120) days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. There is no mandatory redemption of the Series B Preferred Stock.

Holders of the Series B Preferred Stock generally have no voting rights except for limited voting rights if the Company fails to pay dividends on the Series B Preferred Stock for six or more quarterly periods (whether or not consecutive) or the Company fails to maintain the listing of the Series B Preferred Stock on a National Exchange (as defined in the Certificate of Designations) for a period of 180 consecutive days.

The foregoing description of the Certificate of Designations does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the document which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 6, 2018, between CAI International, Inc. and RBC Capital Markets, LLC, as representative of the underwriters named therein.

3.1	Certificate of Designations of Rights and Preferences of 8.50% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, dated August 10, 2018.

5.1	Opinion of Perkins Coie LLP.

23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI INTERNATIONAL, INC.

Dated: August 10, 2018	By:	/s/ Timothy B. Page
Name: Timothy B. Page
Title: Chief Financial Officer